             SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.




                          FORM 8-K

                       CURRENT REPORT




           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934



      Date or Report (Date of earliest event reported)
                      February 27, 1998



                       EEX CORPORATION
   (Exact name of Registrant as specified in its charter)


    Texas                 1-12905            752421863
(State or other         (Commission       (I.R.S. Employer
jurisdiction of         File Number)      Identification No.)
incorporation)



2500 CityWest Boulevard, Suite 1400, Houston, Texas    77042
(Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including Area Code  (713)243-3100





ITEM 5.   Other Events

Set forth below in its entirety is a News Release issued by EEX Corporation on February 27, 1998:


     EEX CORPORATION ANNOUNCES STOCK REPURCHASE PROGRAM

      HOUSTON,  TEXAS (February 27, 1998) --  The  Board  of

Directors of EEX Corporation (NYSE: EEX) has approved a one-

year program to repurchase up to 12.7 million, or 10% of the

Company's  outstanding common shares, at an  aggregate  cost not to exceed $125 million.  Stock may be purchased in open-

market  or  negotiated transactions,  or  any  other  manner deemed  appropriate by management.  The timing and terms  of any purchases will be at the discretion of EEX management.

     EEX  Corporation  is a natural gas and oil  exploration

and production company with activities currently focused  in

Texas and the Gulf of Mexico.





                             ###








This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1993 and
Section 21E of the Securities Exchange Act of 1934. Although EEX believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements include political developments in foreign countries, federal and state regulatory developments, the timing and extent of changes in commodity prices, the timing and extent of success in discovering, developing and producing or acquiring oil and gas reserves, and conditions of the capital and equity markets during the periods covered by the forward-looking statements.

                         SIGNATURE

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     EEX Corporation

                                  By:  /s/ R. E. Schmitz
                                      -------------------
                                      R. E. Schmitz
                                      Vice President and
                                      Controller



Date:     February 27, 1998